EXHIBIT 99.1

[TIBCO LOGO APPEARS HERE]

FOR IMMEDIATE RELEASE

CONTACT:	Caroline Phillips	Caprice Fimbres
	TIBCO Software Inc.	Blanc & Otus for TIBCO
	650-846-5697	415-856-5150
	caroline@tibco.com	cfimbres@blancandotus.com

TIBCO SOFTWARE COMPLETES ACQUISITION OF
TALARIAN CORPORATION

Acquisition Further Extends TIBCO’s Integration Offerings

PALO ALTO, Calif., April 24, 2002 — TIBCO Software Inc. (NASDAQ: TIBX) today announced it has completed its acquisition of Talarian Corporation. Talarian is a leading provider of infrastructure software that delivers data and content in real-time over any network to any device. This acquisition further extends the breadth of TIBCO’s integration messaging solutions and TIBCO’s leadership in offering messaging solutions for the fast-growing business integration market.

Talarian brings to TIBCO world-class technology, talented employees and a blue-chip customer base. Through innovative technology called adaptive multicast, Talarian’s high performance, scalable software can select the appropriate data delivery mechanism “on-the-fly” based on application needs and network capabilities. Through the acquisition, TIBCO will gain access to Talarian’s 300 customers focused mainly in the financial services, telecommunications and aerospace industries, including American Stock Exchange, Bear Stearns, Boeing, Earthlink, Hewlett-Packard, Lockheed Martin, MicroMuse, Nortel Networks, Philadelphia Stock Exchange, Raytheon and Southwest Airlines.

“To maintain its leadership position in business integration, TIBCO is continually broadening its product-line to better serve customers,” said Vivek Ranadivé, chairman and chief executive officer for TIBCO. “The acquisition of Talarian’s products extends the functionality of our already leading products and enables us to provide additional industries with powerful and tailored integration technology.”

“TIBCO’s acquisition of Talarian shows their commitment to providing best-in-class integration technology,” said Tom Laffey, founder of Talarian. “With the addition of Talarian’s expertise in the telecom, financial services and aerospace industries to TIBCO’s already world-class solution set, this is a win-win for customers.”

About the Transaction

The acquisition will be accounted for under the purchase method of accounting. TIBCO is in the process of evaluating the allocation of the purchase price to the assets to be acquired, which will include in-process technology and restructuring charges, which will be written off in the second quarter of fiscal 2002, and goodwill and intangibles.

About TIBCO Software Inc.

TIBCO Software Inc. (NASDAQ:TIBX) is a leading provider of total business integration solutions delivering infrastructure software that enables businesses to seamlessly integrate business systems in real-time. TIBCO technology was first used to digitize Wall Street and has since been adopted in diverse industries including financial services, telecommunications, electronic commerce, transportation, logistics, manufacturing and energy. TIBCO’s global customer base includes more than 1,500 customers such as NEC, Dynegy, BP, eBay, US Bank, The Limited, Delta Air Lines, Philips, AT&T and Pirelli, Yahoo! and Cisco Systems. Headquartered in Palo Alto, California, TIBCO can be reached at 650-846-1000 or on the web at www.tibco.com.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Forward Looking Statements

This document contains forward-looking statements regarding TIBCO’s business and other factors that may affect future earnings or financial results. Our actual results could differ materially from those contained in such forward-looking statements. Reasons for why actual results could differ materially include if TIBCO is unable to successfully integrate and manage the acquired technology, operations and personnel. In addition, the success of any continued product introductions will be impacted by TIBCO’s ability to compete. Further, the present and potential relationship of TIBCO and its customers may be harmed by the acquisition. Additional information concerning factors that could cause our respective actual results to differ materially from those contained in the forward-looking statements can be found in the definitive proxy statement/prospectus filed by TIBCO and Talarian with the SEC on March 22, 2002, including, without limitation, under the caption “Risk Factors.” In addition, TIBCO’s and Talarian’s filings with the SEC, including but not limited to TIBCO’s most recent reports on Forms 10-Q and 10-K filed with the SEC on April 2, 2002 and January 30, 2002, respectively, also identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including limited independent operating history, history of losses, unpredictability of future revenue, dependence on a limited number of customers, TIBCO’s relationship with Reuters Group PLC, rapid technological and market changes, risks associated with infrastructure software and volatility of stock price. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. TIBCO assumes no obligation to update the forward-looking statements included in this document.